Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-1 of our report dated March 31, 2022, relating to the financial statements of Quanergy Systems, Inc. (f/k/a CITIC Capital Acquisition Corp.) appearing in the Registration Statement on Form S-1. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ WithumSmith+Brown, PC

New York, New York
April 11, 2022